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EXHIBIT 23


                        CONSENT OF INDEPENDENT ACCOUNTANTS
                        ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 16, 2001, relating to the financial statements and financial statement schedules of Ohio Casualty Corporation, which appears in Ohio Casualty Corporation's 2001 Annual Report on Form 10-K.



/s/  PricewaterhouseCoopers LLP



New York, New York
August 8, 2002